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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-127804 of our report dated March 31, 2005, relating to the financial statements and financial statement schedule of ValueClick, Inc. ("ValueClick") and of our report on internal control over financial reporting dated March 31, 2005 (which report expresses an adverse opinion on the effectiveness of ValueClick's internal control over financial reporting because of a material weakness) appearing in the Annual Report on Form 10-K of ValueClick for the year ended December 31, 2004 and to the reference to us under the headings "Selected Consolidated Historical Financial Information" and "Experts" in the Prospectus, which are part of this Registration Statement.

/s/ Deloitte & Touche LLP
Los Angeles, California
September 7, 2005

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM